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                    [KING GRIFFIN & ADAMSON P.C. LETTERHEAD]

                                 March 20, 2001



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

         We previously served as the independent auditor and principal accountant for Trek Resources, Inc. ("Trek"), formerly known as McGowen Resources Company, Inc., and previously prepared the audited financial statements of Trek for the fiscal years ended September 30, 1997 and 1998. Effective August 31, 1999, we resigned as the independent auditor and principal accountant of Trek. We have read statements included under Item 3 of Part II of Trek's registration statement on Form 10-SB that is scheduled to be filed with the Securities and Exchange Commission during March 2001. We agree with such statements, except that we are not in a position to agree or disagree with the statement that the engagement of Ernst & Young LLP was approved by the company's board of directors.


                                        Very truly yours,

                                        /s/ KING GRIFFIN & ADAMSON

                                        King Griffin & Adamson